UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                               CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  October 15, 2004
                                                  ________________



                       COMMERCIAL BANKSHARES, INC.
         ______________________________________________________

         (Exact name of Registrant as specified in its charter)



                FLORIDA                33-67254        65-0050176
  _____________________________________________________________________

    (State or other jurisdiction     (Commission     (IRS Employer)
  of incorporation or organization)   File Number)  Identification No.)




         1550 S.W. 57th Avenue, Miami, Florida            33144
       __________________________________________________________

       (Address of principal executive offices)        (Zip Code)



Registrant's Telephone Number, including area code  (305) 267-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))



Item 2.02  Results of Operations and Financial Condition

On October 15, 2004 Commercial Bankshares, Inc., the parent holding company of Commercial Bank of Florida, announced its unaudited earnings for the three months ended September 30, 2004 pursuant to a press release.




Item 9.01  Financial Statements and Exhibits.

A copy of the press release announcing the unaudited third quarter earnings is attached hereto as Exhibit 99.1.





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Commercial Bankshares, Inc.



 /s/ Barbara E. Reed
________________________

Senior Vice President &
Chief Financial Officer


Date:  October 20, 2004
       ________________


                                   2




Exhibit 99.1  Press Release of Commercial Bankshares, Inc., dated October
15, 2004.

                 COMMERCIAL BANKSHARES, INC. REPORTS
                       THIRD QUARTER EARNINGS

Miami-based Commercial Bankshares, Inc., (Nasdaq: CLBK), parent of Commercial Bank of Florida, today reported record third quarter 2004 earnings of $2.86 million, a 10% increase over third quarter 2003 earnings of $2.61 million. Diluted earnings per share were $.46 for the third quarter of 2004, as compared to $.43 for the same period in 2003. The third quarter 2004 earnings represent a 1.34% annualized return on average assets and a 15.99% annualized return on average equity.

Results for the nine months ended September 30, 2004 showed earnings of $8.37 million, a 10% increase over earnings for the same nine-month period in 2003 of $7.59 million. Diluted earnings per share were $1.35 for the nine months ending September 30, 2004, as compared to $1.25 for the same period one year ago. Nine month 2004 earnings represent a 1.35% annualized return on average assets and a 16.16% annualized return on average equity.

Total deposits increased 9%, closing the quarter at $710 million, as compared to $654 million one year ago. Total assets increased by 12% to $870 million, from $778 million as of September 30, 2003. Capital remains strong, with leverage capital, tier 1 risk-based capital and total risk-based capital ratios of 7.82%, 12.83% and 14.22%, respectively, at September 30, 2004.

The loan portfolio showed strong growth, closing the quarter with a net balance of $435 million. This is an increase of 11% from the third quarter 2003 closing balance of $393 million. The allowance for loan losses closed the quarter at $5.26 million, or 1.19% of total loans. There were no non-performing assets as of September 30, 2004.

"We are pleased with the continued growth in deposits, loans and earnings," said Joseph W. Armaly, Chairman and Chief Executive Officer. "This level of consistent growth and performance is an achievement which emphasizes the strength and depth of our Company. "

Tax-equivalent net interest income for the third quarter of 2004 increased 11% to $8.2 million, from $7.4 million in the third quarter of 2003. The increase is the result of growth in average earning assets, which have increased 11% to $791 million for the third quarter of 2004 as compared to $715 million for the third quarter of 2003 and a slightly higher net interest yield. The tax-equivalent net interest yield was 4.13% for the quarter ended September 30, 2004, compared to 4.10% for the same period in 2003. For the nine months ended September 30, 2004, tax-equivalent net interest income increased 15% to $23.9 million from $20.8 million in the same nine-month period one year ago, and the tax-equivalent net interest margin increased to 4.13% from 4.01% one year ago. The increase in yield is the result of a shifting of assets into higher yielding products and a decrease in the cost of funds as compared to the same period in 2003.


                        COMMERCIAL BANKSHARES, INC.
                          Selected Financial Data
               (Dollars in thousands except share information)

                                For the Quarter	     For the Nine Months
                              Ended September 30,     Ended September 30,
                              ___________________    ____________________

Financial Highlights:           2004       2003          2004       2003
                                ____       ____          ____       ____

Net income                     $2,858     $2,614       $ 8,369    $ 7,586
Net interest income            $7,890     $7,150       $23,031    $20,098
Net interest income (FTE)(1)   $8,216     $7,392       $23,899    $20,834
Earnings per common share:
  Basic                        $  .48     $  .45       $  1.42    $  1.32
  Diluted                      $  .46     $  .43       $  1.35    $  1.25
Return on average assets         1.34%      1.34%         1.35%      1.37%
Return on average equity        15.99%     16.66%        16.16%     16.64%
Net interest yield (FTE)(1)      4.13%      4.10%         4.13%      4.01%
Non-interest income            $  715     $  772       $ 2,148    $ 2,480
Non-interest expense           $4,202     $4,065       $12,437    $11,397
Provision for loan losses      $  110     $    0       $   250     $  135
Net charge-offs (recoveries)   $   (3)    $   (1)      $  (140)    $   90
Weighted average shares:
  Basic                         5,933      5,765         5,908      5,738
  Diluted                       6,239      6,107         6,201      6,082

(1) Calculated on a fully tax-equivalent basis.


                               9/30/2004       9/30/2003
                               _________       _________
Selected Balance Sheet Data:
Assets                          $869,880        $778,499
Loans, net                      $434,956        $393,031
Deposits                        $709,985        $653,899
Stockholders' equity            $ 73,400        $ 64,156
Capital ratios:
   Leverage                         7.82%           7.63%
   Tier 1                          12.83%          12.46%
   Tier 2                          14.22%          13.78%
Book value per common share     $  12.37        $  11.10
Shares outstanding                 5,933           5,782

Asset Quality:
Allowance for loan losses       $  5,263        $  4,796
Non-performing assets           $      0        $      0
Allowance/total loans               1.19%           1.20%
Allowance/non-performing assets      n/a             n/a
Non-performing assets/assets           0%              0%

Quarterly Averages:
   Earning assets               $790,514        $714,646
   Loans                        $438,330        $381,740
   Deposits                     $704,776        $648,463
   Stockholders' equity	        $ 71,106        $ 62,264

Commercial Bankshares, Inc. is the parent company of Commercial Bank of Florida, a state-chartered, FDIC-insured Federal Reserve member bank with $865 million in assets. The Bank operates 14 branches in Miami-Dade and Broward Counties, Florida. The Company's stock is traded on NASDAQ under the symbol CLBK. The Bank's web site is www.commercialbankfl.com

Statements contained in this release, which are not historical facts, may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include without limitation the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, changes in the interest rates, the effects of competition, and other factors that could cause actual results to differ materially as discussed further in documents filed by the Company with the Securities and Exchange Commission from time to time.

Contact:	Barbara E. Reed, Senior Vice President and CFO
		Commercial Bankshares, Inc. (305) 267-1200